Filed pursuant to Rule 424(b)(3)
                                                   Registration No. 333-188364
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2013)

                         SYNERGY RESOURCES CORPORATION

      The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholder removed:
                                                    Shares Issuable Upon
      Name                                      Exercise of Series C Warrants
      -----                                     -----------------------------

      H. Leigh Severance                                  80,000


Changes to existing Selling Shareholders:

                                     Shares Issuable                  Share     Percentage
                                     Upon Exercise     Shares to    Ownership    Ownership
Name of Selling            Shares      of Series       be sold in     After       After
 Shareholder               Owned       C Warrants     this Offering  Offering    Offering
--------------             ------    ---------------  -------------  ----------  ---------

Warberg WF III LP            --         165,000         165,000         --          --
Jeffrey S. and Rhonda
  S. Wolff                   --          25,000          25,000         --          --
H.L. Severance, Inc.
  Pension Plan & Trust       --          15,000          15,000         --          --
Staiano Family, LLC          --          46,000          46,000         --          --

